UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 12, 2007

Burlington Coat Factory Investments Holdings, Inc.

(Exact Name of Registrant As Specified In Charter)

Delaware	333-137917	20-4663833
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1830 Route 130 North
Burlington, New Jersey 08016

(Address of Principal Executive Offices, including Zip Code)

(609) 387-7800
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01.	Financial Statements and Exhibits

SIGNATURE

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2007, Burlington Coat Factory Warehouse Corporation, a wholly-owned subsidiary of Burlington Coat Factory Investments Holdings, Inc., (the “Company”) announced that Charles Guardiola has joined the Company in the capacity of Senior Vice President-Supply Chain.

Most recently, Mr. Guardiola served as Senior Vice President-Global Logistics of Williams Sonoma from 2005 to November 2007. From 2004 to 2005, Mr. Guardiola served as Divisional Vice President-Logistics of Sears Holding Corp.  Prior to that, Mr. Guardiola was Director-Supply Chain Solutions from 2002 to 2004, and Managing Director from 2001 to 2002 of Siemens Ltd. in Sao Paulo, Brazil, S.A. Prior to that, Mr. Guardiola was Vice President of Retail Logistics and Supply Chain Strategies for Payless ShoeSource, Inc. from 2000-2001, Vice President of Distribution Centers from 1997-2000, Director of Distribution Center Operations from 1995 to 1997, Director of Technical Services and Engineering from 1988 to 1994, and various other positions throughout that company from 1982 to 1988.

Mr. Guardiola’s employment is governed by an employment agreement entered into on November 8, 2007 by and between the Company and Mr. Guardiola (the “Agreement”).  The Agreement provides for an initial term of one year and automatically renews for successive one year terms on each anniversary date unless the Company gives notice of non-extension 90 days prior to the anniversary date.  The Agreement provides for a minimum annual base salary of $350,000, which base salary may be increased at the discretion of the board of directors or a committee thereof, and a monthly automobile allowance of $1,000.   Mr. Guardiola is also eligible to participate in the Company's medical benefit and retirement plans, and is subject to the Company's policies with respect to business expense reimbursement, on the same basis as other senior executives.   Mr. Guardiola also will be reimbursed for certain relocation, home selling costs, temporary housing expenses and home purchase expenses.  The Agreement also provides that Mr. Guardiola will be subject to a covenant not to compete and a covenant not to solicit employees, customers, suppliers, licensees, service providers or any other business relation of the Company at all times while employed and for up to one year after his termination of employment, and a covenant not to disclose confidential information during the employment term and at all times thereafter.

As provided for in the Agreement, Mr. Guardiola is eligible to participate in the Company’s Senior Management Bonus Plan, except that for the fiscal year ending May 31, 2008, Mr. Guardiola will receive a bonus equal to the greater of (i) the amount he would be entitled to receive under such bonus plan or (ii) $175,000, in each case prorated for the partial fiscal year from November 12, 2007 through May 31, 2008.  In addition, on or before February 28, 2008, Mr. Guardiola will receive a one-time payment of $141,750, which represents a forfeited bonus from his former employer.    If Mr. Guardiola voluntarily leaves the Company within 18 months of the respective dates he receive payment thereof from the Company, the Company has the right to be reimbursed for all paid moving and relocation benefits provided to Mr. Guardiola, except for certain air travel expenses.  Additionally, Mr. Guardiola will receive an option grant of 10,000 units of the securities of Burlington Coat Factory Holdings, Inc. upon commencement of employment.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits

10.1   Charles Guardiola’s Employment Agreement dated November 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Burlington, New Jersey on November 12, 2007.

Burlington Coat Factory Investments Holdings, Inc.
(Registrant)

By:	/s/: Paul Tang
Paul Tang
Executive Vice President, General Counsel and Secretary